Exhibit 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

25 April 2018

SUPERIOR CASH OFFER

FOR

SKY PLC (“SKY”)

BY

COMCAST CORPORATION (“COMCAST”)

Key Terms

•	Further to the announcement by Comcast on 27 February 2018 setting out the key financial terms of a possible offer for Sky, Comcast is pleased to announce the terms of a pre-conditional cash offer by Comcast for the entire issued and to be issued share capital of Sky.

•	Under the terms of the Acquisition, Sky Shareholders will be entitled to receive:

£12.50 in cash for each Sky Share

•	The price of £12.50 per Sky Share represents:

•	a premium of approximately 16 per cent. to the 21CF Offer of £10.75 for each Sky Share; and

•	a premium of approximately 13 per cent. to the Closing Price of £11.05 per Sky Share on 26 February 2018, being the last Business Day before the announcement of Comcast’s possible offer for Sky.

•	The Cash Consideration implies a value of approximately £22.0 billion for the fully diluted share capital of Sky.

•	In addition, Sky Shareholders shall be entitled to receive any final dividend in respect of the financial year ended 30 June 2018, up to an amount of 21.8p per Sky Share, which is declared and paid prior to the Effective Date.

•	Comcast has committed financing available to satisfy the full Cash Consideration payable to Sky Shareholders under the terms of the Acquisition.

•	The combination with Sky is expected to be accretive to Comcast’s free cash flow per share in year one, excluding one-time transaction related expenses. Additionally, Comcast believes that the return on invested capital of the Acquisition will exceed the weighted average cost of capital within a reasonable period of time.

•	Comcast expects the Acquisition to generate annual run-rate synergies of around $500 million, through a combination of revenue benefits and recurring cost savings across the

Enlarged Group. These will be achieved through optimising Comcast’s and Sky’s complementary operations, with only limited impact on headcount expected.

•	Comcast currently anticipates that the Acquisition will complete before the end of 2018.

Commitments regarding Sky and investment in the UK

•	Comcast is announcing its intention to enter into a number of voluntary legally binding commitments regarding Sky and investment in the UK, and is reaffirming the statements of intention given in its announcement on 27 February 2018.

•	In particular, Comcast recognises the important role that Sky News plays in the media landscape in the UK and understands that the future success of Sky News will depend on continued investment. Comcast intends to establish the Sky News Board and intends to commit that for a period of 10 years, the annual expenditure in Sky News will be at least an amount equal to the level of expenditure incurred for the 2016/17 financial year. These commitments are intended to be given by way of binding post-offer undertakings (for the purpose of Rule 19.5 of the City Code) for the periods of time specified in their respective undertakings (with approximately five years being the maximum period permitted by the Panel for such undertakings) and binding undertakings enforceable by the Sky News Board (by way of deed poll) for the subsequent five years.

•	For this 10 year period, Comcast is also intending to give binding undertakings enforceable by the Sky News Board (by way of deed poll) to maintain safeguards to protect Sky News’ editorial independence.

•	Comcast is also committed to protecting media plurality in the UK and is intending to give a binding post-offer undertaking not to acquire any majority interest in any newspapers in the UK for five years.

•	Comcast is committed to the Osterley campus as Sky’s UK headquarters, in support of Sky’s continued position as a leader in content creation, arts and culture based in the UK. Comcast is intending to give a binding post-offer undertaking to maintain Sky’s headquarters at the Osterley campus in the UK for five years.

•	Comcast is also reaffirming its statements of intention given in its announcement on 27 February 2018 to maintain a strong presence in the UK for the combined business, including continued support for the creative industries in the UK, increased investment in UK film and TV production, continued investment in technology innovation in the UK and the continuation of Sky’s programmes to support young people and communities in the UK.

Engagement with Sky Independent Committee

•	Comcast has engaged with the Sky Independent Committee in respect of the Acquisition, and has discussed its intention to give the post-offer undertakings and commitments in relation to Sky’s existing business with the Sky Independent Committee.

•	The Sky Independent Committee has confirmed to Comcast that it welcomes Comcast’s intention to give these post-offer undertakings and commitments and believes these voluntary commitments should comprehensively address any potential public interest concerns. Sky intends to give equivalent post-offer undertakings which would be effective conditional upon the occurrence of the Effective Date.

•	The Sky Independent Committee has confirmed to Comcast that the Sky Independent Committee is mindful of its fiduciary duties and has consistently sought to safeguard the interests of independent Sky Shareholders. In this regard, the Sky Independent Committee has informed Comcast that, when it entered into the 21CF Co-operation Agreement on 15 December 2016, it secured certain protections from 21st Century Fox for the benefit of independent Sky Shareholders which provide that, unless the Sky Independent Committee agrees otherwise: (i) the 21CF Offer cannot close without the approval of at least a majority of independent Sky Shareholders; and (ii) 21st Century Fox is bound by certain standstill provisions.

•	Comcast continues to engage with the Sky Independent Committee with a view to obtaining a future recommendation of the Acquisition.

Commenting on the Acquisition, Brian L. Roberts, Chairman and Chief Executive Officer of Comcast said:

“We are delighted to be formalizing our offer for Sky today. We have long believed Sky is an outstanding company and a great fit with Comcast. Sky has a strong business, excellent customer loyalty, and a valued brand. It is led by a terrific management team who we look forward to working with to build and grow this business.

Comcast’s superior cash offer values each Sky share at £12.50 - a significant premium to the 21st Century Fox offer price. With its 23 million retail customers, leading positions in the UK, Italy, and Germany, and its history of strong financial performance, we see significant opportunities for growth by combining our businesses. Sky is a highly complementary business and will expand Comcast’s international footprint in the UK and Continental Europe. Sky will be our platform for growth across Europe. The combined customer base of approximately 52 million will allow us to invest more in original and acquired programming and innovation as we strive to deliver a truly differentiated customer experience.

We already have a strong presence in the UK, having invested over $1 billion in film and TV productions in the UK over the past 3 years, and believe that it is, and will remain a great place to do business. We also understand the role that Sky plays in UK society and in its customers’ lives and we are determined to be responsible and trusted owners of Sky. We understand and appreciate the value of news and are committed to protecting the important role that Sky News plays in providing a high-quality impartial news service.

Evidencing this we are intending to voluntarily make a series of important binding commitments which will underpin our future investment in Sky and the UK. These include commitments to maintain long term investment in Sky News, preserve Sky News’ editorial independence and maintain Osterley as Sky’s UK Headquarters. We are also intending to make a further commitment not to acquire any majority interest in any newspapers in the UK for five years, to help ensure media plurality is sustained.

Furthermore, we intend to support the creative industries in the UK; increase investment in UK film and TV production; support Sky’s technology hub in Leeds and its Software Engineering Academy Scheme; and continue to provide opportunities for young people through Sky’s local community programmes.

In summary we will invest to grow and enhance Sky’s business and be a strong steward of its valuable brand. Sky is a great British business - with us, that’s the way it will always be.

We believe that the combination of Comcast and Sky will strengthen our ability to compete in today’s dynamic and increasingly global entertainment environment, generate attractive financial returns to Comcast shareholders and provide benefits to the customers and employees of both organisations. The acquisition will enhance our free cash flow per share in the first year, excluding one-time transaction related expenses, and we believe that within a reasonable period of time the return on invested capital of the acquisition will exceed the weighted average cost of capital. We are confident that we will be able to receive the necessary regulatory approvals.

We very much hope that the independent committee of Sky directors will recommend our superior cash offer in due course, and look forward to securing regulatory clearances and progressing our offer.”

It is intended that the Acquisition will be implemented by means of a takeover offer under the City Code and within the meaning of Part 28 of the Companies Act, further details of which are contained in the full text of this Announcement.

The Acquisition will be subject to the satisfaction (or waiver) of the Pre-Conditions set out in Appendix I, the Conditions and certain further terms set out in Appendix II and the full terms and conditions which will be set out in the Offer Document and the Form of Acceptance. The Pre-Conditions relate to the receipt of competition clearance in the EU, and, if either a European intervention notice or an intervention notice has been issued under Sections 67 or 42 of the Enterprise Act 2002 respectively, approval of the Secretary of State, and the Conditions include, among other things, Comcast securing valid acceptances of the Offer which, taken together with all other Sky Shares which Comcast (and/or its nominee(s)) has acquired or agreed to acquire (whether pursuant to the Offer or otherwise), carry in aggregate more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Sky.

The Offer Document and Form of Acceptance will include full details of the Acquisition and the expected timetable, and will specify the actions to be taken by Sky Shareholders in connection with the Acquisition. It is expected that the Offer Document will be dispatched to Sky Shareholders no later than 28 days after the date on which the last of the Pre-Conditions to be satisfied (or waived) is so satisfied (or waived), unless extended by Comcast with the consent of the Panel.

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including the Appendices). The Acquisition will be subject to the Pre-Conditions set out in Appendix I, the Conditions and certain further terms set out in Appendix II and to the full terms and conditions which will be set out in the Offer Document and the Form of Acceptance. Appendix III contains the terms of Comcast’s proposals for the Sky Share Plans. Appendix IV contains the sources of information and bases of calculation of certain information contained in this Announcement and Appendix V contains definitions of certain terms used in this Announcement.

Your attention is drawn to the important information at the back of this Announcement.

Enquiries

Comcast Corporation
D’Arcy Rudnay (Media)	Tel: +1 215 286 8582
Jason Armstrong (Investors)	Tel: +1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	Tel: +44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	Tel: +1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell (Corporate Broking)	Tel: +44 20 7628 1000

Wells Fargo
Stephen Locke	Tel: +1 704 410 4766

Tulchan Communications
Andrew Grant / Tom Murray	Tel: +44 20 7353 4200

Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP are retained as legal advisers to Comcast.

Important notices relating to financial advisers

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Comcast and no one else in connection with the matters referred to in this Announcement, and Robey Warshaw will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this Announcement, the contents of this Announcement or any other matter referred to herein.

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the FCA, is acting as financial adviser exclusively for Comcast and no one else in connection with the matters referred to in this Announcement and will not regard any other person as its client in relation to the matters referred to in this Announcement and will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this Announcement.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this Announcement.

Wells Fargo Securities, LLC, a subsidiary of Wells Fargo & Company, which is authorised by the Securities and Exchange Commission (SEC) and regulated by the Financial Industry Regulatory Authority and the SEC in the United States, is acting exclusively as co-financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this Announcement.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Sky in any jurisdiction in contravention of applicable law. The Acquisition (if implemented pursuant to an Offer) will be implemented solely pursuant to the terms of the Offer Document and the accompanying Form of Acceptance, which will contain the full terms and conditions of the Acquisition, including details of how to accept the Offer. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Offer Document and the Form of Acceptance. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched. Each Sky Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Acquisition.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to Comcast during the Offer Period as required under Section 4 of Appendix 4 of the City Code.

Important information for U.S. shareholders and Sky ADR Holders

Sky is a public limited company incorporated in England. The Offer will be made to Sky Shareholders in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including Regulation 14E thereunder taking into account no action relief granted by the U.S. Securities and Exchange Commission, and otherwise in accordance with the requirements of English law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in the offer documentation, will not have been prepared in accordance with U.S. GAAP, or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and its affiliates or brokers (acting as agents for Comcast or its affiliates, as applicable) may from time to time, and other than pursuant to the Offer, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Offer remains open for acceptance, to the extent permitted by, and in compliance with, exemptive relief granted by the U.S. Securities and Exchange Commission from Rule 14e-5 under the U.S. Exchange Act and in compliance with the City Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

The Offer, if consummated, may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as non-U.S., tax laws for Sky Shareholders and Sky ADR Holders. Each Sky Shareholder and Sky ADR Holder is urged to consult his or her independent professional adviser regarding the tax consequences of the Offer.

It may not be possible for Sky Shareholders or Sky ADR Holders in the United States to effect service of process within the United States upon Sky (a company incorporated in England), or its officers or directors, some or all of which may reside outside the United States, or to enforce against any of them judgments of the United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or other U.S. law. It may not be possible to bring an action against Sky, or its officers or directors, in a non-U.S. court for violations of U.S. law, including the U.S. securities laws. There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Overseas jurisdictions

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to accept the Offer, or to execute and deliver the Form of Acceptance, may be affected by the laws of the relevant jurisdictions in which they are located. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This Announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Unless otherwise determined by Comcast or required by the City Code, and permitted by applicable law and regulation, the Offer will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may accept the Offer by any use, means, instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction.

Further details in relation to Sky Shareholders in overseas jurisdictions will be contained in the Offer Document.

Cautionary note regarding forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by Comcast contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects or synergies of the Acquisition on Comcast and Sky, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast believes that the expectations reflected in such forward-looking statements are reasonable, Comcast can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the U.S. Securities and Exchange Commission made by Comcast, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and Comcast to integrate the businesses successfully and to achieve anticipated synergies or benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or Comcast’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

Neither Comcast nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, Comcast is under no obligation, and Comcast expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecast or estimates

No statement in this Announcement is intended as a profit forecast or profit estimate for any period. No statement in this Announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Comcast or Sky, as appropriate, for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Comcast or Sky, as appropriate.

Dealing and Opening Position Disclosure Requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to midnight on the day before the deadline for making an Opening Position Disclosure must instead make a dealing disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a dealing disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A dealing disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A dealing disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and dealing disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and dealing disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a dealing disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129.

For the purposes of this section (Disclosure requirements of the City Code) and the following section (Publication on Website) of this Announcement, “business day” means a day on which the London Stock Exchange is open for the transaction of business.

Publication on Website

This Announcement and the documents required to be published pursuant to Rule 26 of the City Code will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky by no later than 12.00 noon (London time) on the business day following this Announcement. Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

Sky Shareholders may request a hard copy of this Announcement by contacting Equiniti Limited on 0371 384 2091. Sky Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form. A hard copy of such documents, announcements (including this Announcement) and information will not be sent unless so requested.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this Announcement are London times, unless otherwise stated.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

25 April 2018

SUPERIOR CASH OFFER

FOR

SKY PLC (“SKY”)

BY

COMCAST CORPORATION (“COMCAST”)

1.	Introduction

Further to the announcement by Comcast on 27 February 2018 setting out the key financial terms of a possible offer for Sky, Comcast is pleased to announce the terms of a pre-conditional cash offer by Comcast for the entire issued and to be issued share capital of Sky.

It is intended that the Acquisition will be implemented by means of a takeover offer within the meaning of Part 28 of the Companies Act.

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to satisfaction (or waiver) of the PreConditions set out in Appendix I, the Conditions and certain further terms set out in Appendix II and to the full terms and conditions which will be set out in the Offer Document and accompanying Form of Acceptance, Sky Shareholders will be entitled to receive:

£12.50 in cash for each Sky Share

The price of £12.50 per Sky Share represents:

•	a premium of approximately 16 per cent. to the 21CF Offer of £10.75 for each Sky Share; and

•	a premium of approximately 13 per cent. to the Closing Price of £11.05 per Sky Share on 26 February 2018, being the last Business Day before the announcement of Comcast’s possible offer for Sky.

The Cash Consideration implies a value of approximately £22.0 billion for the fully diluted share capital of Sky.

In addition, Sky Shareholders shall be entitled to receive any final dividend in respect of the financial year ended 30 June 2018, up to an amount of 21.8p per Sky Share, which is declared and paid prior to the Effective Date (the “Final Dividend”). Comcast reserves the right to reduce the price of £12.50 per Sky Share by: (i) some or all of any amount of any Final Dividend which is in excess of 21.8p; and (ii) some or all of the amount of any other dividend (or other distribution or return of capital) which is announced, declared, paid or becomes payable by Sky to Sky Shareholders on or after the date of this Announcement and prior to the date on which Comcast is entered into the register of members of Sky following the Effective Date.

The Sky Shares will be acquired pursuant to the Acquisition fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing thereto including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

The Offer will extend to any Sky Shares which are issued or unconditionally allotted (including to satisfy the exercise of options granted under the Sky Share Plans) whilst the Offer remains open for acceptance (or prior to such earlier time and/or date as Comcast may, subject to the City Code, determine).

Comcast currently anticipates that the Acquisition will complete before the end of 2018.

3.	Engagement with Sky Independent Committee

Comcast has engaged with the Sky Independent Committee in respect of the Acquisition. Comcast is pleased with the positive nature of the discussions to date and in particular the discussion of the post-offer undertakings and other commitments Comcast is voluntarily intending to give in relation to Sky’s existing business, including Sky News (further details of which are set out in paragraph 5 below). The Sky Independent Committee has informed Comcast that they believe that these post-offer undertakings and commitments should comprehensively address any potential public interest concerns. The Sky Independent Committee intends that Sky will give equivalent post-offer undertakings, which would be effective conditional upon completion of the Acquisition.

The Sky Independent Committee has confirmed to Comcast that the Sky Independent Committee is mindful of its fiduciary duties and has consistently sought to safeguard the interests of independent Sky Shareholders. In this regard, the Sky Independent Committee has informed Comcast that, when it entered into the 21CF Co-operation Agreement on 15 December 2016, it secured certain protections from 21st Century Fox for the benefit of independent Sky Shareholders which provide that, unless the Sky Independent Committee agrees otherwise: (i) the 21CF Offer cannot close without the approval of at least a majority of independent Sky Shareholders; and (ii) 21st Century Fox is bound by certain standstill provisions.

The Sky Independent Committee has consented to the inclusion of the above paragraphs in this Announcement. Comcast continues to engage with the Sky Independent Committee with a view to obtaining a future recommendation of the Acquisition.

4.	Background to and reasons for the Acquisition

A)	Background to the Acquisition

Founded in 1963 as a small community antenna television operation, Comcast NBCUniversal is a leading global media and technology company with 2017 revenues of approximately $85 billion. Throughout its long history, Comcast’s success has been due in large part to its ability to innovate and compete successfully in industries distinguished by a rapid pace of change. In the 1970s, Comcast was one of hundreds of cable operators in the U.S. By driving growth through a combination of organic investment and strategic acquisitions, today, Comcast is one of the largest and most successful media and technology companies in the world.

Core to the Comcast vision and its long-term success has been the willingness to embrace change and grow its business through bold investments. Comcast has a proud history of making substantial organic investments to drive product innovation and growth. Since acquiring NBCUniversal in 2011, Comcast has invested over $65 billion in the business. These investments have helped grow NBCUniversal’s portfolio, ranging from film and TV production to acquiring new sports rights to building out Universal Parks, including the award-winning Wizarding World of Harry Potter attractions. Comcast has also invested in the development in the cable business of a high speed internet service that delivers gigabit per second speeds to residential customers in over 80 per cent. of our markets. Strategic acquisitions have also been core to the Comcast strategy of growth. In 2001/02, a point in time when scale was becoming increasingly important in the U.S. cable industry, Comcast more than doubled in size by acquiring AT&T Broadband in a landmark $72 billion acquisition. In December 2009, when some industry participants were separating content from distribution, Comcast recognised the potential opportunity inherent in the combination of cable distribution and world-class content. It therefore made the decision to acquire control of the NBCUniversal media business, with NBCUniversal’s Adjusted EBITDA’s growing from $3 billion to $8 billion since the date the acquisition was announced.

Sky’s integrated content, distribution and technology platform is a business Comcast knows well from its own cable and entertainment assets. Over recent years as the pace of change accelerated in the entertainment industry, Comcast has followed closely Sky’s impressive transition from an innovative start-up satellite TV provider to a leading European, multi-platform, premium-branded entertainment business that offers premier content to 23 million retail customers. Comcast believes that, in many ways, Comcast and Sky have been on parallel journeys. Today, both companies have business models that seek to create shareholder value through: (i) technological innovation; and (ii) the monetisation of premium content through wholesale distribution and direct-to-consumer sales. With dynamic entrepreneurial cultures at their respective cores, both companies have innovated and grown from their start-up roots into entertainment industry leaders.

Both companies also compete in a rapidly changing and highly competitive industry where: (i) consumers have more entertainment choices than ever; and (ii) an increasing number of players are investing in premium content and have a direct relationship with a large number of end customers. Comcast believes the acquisition of Sky will deliver meaningful benefits for the combined business and its customers.

B)	Reasons for the Acquisition

Stronger content businesses

The acquisition of Sky will help support the ability of a combined Comcast/Sky to invest more in original and acquired programming and amortise the costs across a larger customer base through direct relationships with approximately 52 million customers.

Sky has a strong record of acquiring attractive content for distribution in Europe and has begun to invest more in original content. Comcast Cable spends almost $13 billion annually to acquire content for distribution in the United States, and through its portfolio of studios, including Universal Pictures, Focus Features, Dreamworks Animation, Illumination Entertainment and Carnival Films, Comcast is a major creator of original content, producing successful films like

Darkest Hour, Jurassic World and Minions and popular television series like Downton Abbey. Sky offers popular sports such as the Premier League and Bundesliga, and Comcast offers, among others, the NFL and the Premier League. Sky News delivers high quality news with journalistic integrity, much like NBC News, MSNBC and CNBC.

The acquisition of Sky will enable Comcast to combine the complementary content production capacity and programming spend of the two companies to create a business equipped to compete more effectively in the rapidly changing and intensely competitive entertainment landscape.

Increased ability to innovate

Direct relationships with approximately 52 million customers will also give a combined Comcast/Sky the increased ability to invest in innovation to the benefit of consumers and to seek more attractive financial returns on those investments. Innovation is at the core of both companies’ cultures with products like Sky Q from Sky and the highly regarded X1 platform from Comcast. Both companies strive to deliver a differentiated product experience in areas that include video guides and voice control as well as wireless gateways and Wi-Fi technology. Comcast believes the ability to combine areas of common investment and deliver new products and features to a much larger customer base will drive accelerated innovation for consumers and attractive financial returns.

Benefits of increased European presence

The acquisition of Sky will significantly expand Comcast’s international footprint in the UK and Continental Europe in businesses that are highly complementary. Sky has leading positions in the UK, Germany and Italy and offers the opportunity to grow through digital direct-to-consumer offerings in other European countries. The acquisition of Sky would expand Comcast’s international footprint from 9 per cent. of global 2017 revenues to approximately 25 per cent. (on a pro forma basis) and give Comcast a platform to grow its businesses in new markets.

Attractive financial returns and consumer benefits

Comcast believes that combined, Comcast and Sky would be well positioned to drive growth to provide attractive returns to Comcast shareholders and to benefit the employees and customers of both organisations.

Comcast expects the Acquisition to generate annual run-rate synergies of around $500 million. Of these, Comcast expects to realise approximately $300 million in currently identified recurring pre-tax cost savings. Preliminary integration work carried out to date has confirmed that there is likely to be overlap between the two businesses with the potential to generate cost savings for the Enlarged Group through corporate and administrative efficiencies, however, it expects there to be only limited impact on headcount. In addition to the elimination of certain duplicative corporate costs, examples of other areas of potential savings include optimisation of NBCUniversal and Sky’s office locations and production efficiencies with respect to live coverage of sports and associated programing. Comcast believes it will need to incur approximately $225 million in cumulative one-time pre-tax costs to achieve these savings. The balance of around $200 million represents currently identified pre-tax recurring revenue benefits. These additional revenue benefits are expected to be achieved principally from better realisation of the value of Sky content by NBCUniversal’s sales platform, the availability of Sky’s platforms from which to derive even greater “Symphony”

benefits from NBCUniversal content and increased advertising sales by building on NBCUniversal’s global advertising sales client base and expertise.

The combination with Sky is expected to be accretive to Comcast’s free cash flow per share in year one, excluding one-time transaction-related expenses. Additionally, Comcast believes that the return on invested capital of the Acquisition will exceed the weighted average cost of capital within a reasonable period of time.

5.	Intention to enter into post-offer commitments in relation to Sky and the UK

Comcast is strongly committed to the UK and investing and growing the Sky business for the benefit of its customers, employees, and consumers.

To emphasise the value and importance Comcast attaches to Sky, and Sky News in particular, Comcast voluntarily intends to put in place a series of commitments that would guarantee the long-term future of Sky News and its ongoing editorial independence, as well as support the growth of Sky in the UK.

Firstly, Comcast intends to commit that the annual expenditure in Sky News for the next 10 years will be at least an amount equal to the level of Sky News expenditure for the period from 1 July 2016 to 30 June 2017. Comcast also intends to ensure that Sky News will operate as an impartial provider of news free from interference in its editorial decisions for that period. To do so, Comcast intends to commit to set up an editorial board of Sky News no later than three months after the Effective Date which will remain in place for 10 years following the Effective Date. Comcast also intends to commit not to acquire any majority interest in any UK newspaper for five years from the Effective Date.

Secondly, Comcast intends to commit to maintain the Sky Group UK headquarters in Osterley in support of Sky’s continued position as a leader in content creation, arts and culture based in the UK, during the period of five years from the Effective Date.

As set out in paragraphs A) and B) below, Comcast intends that these legally binding commitments will be entered into through two separate mechanisms:

•	Post-Offer Undertakings (for the purposes of Rule 19.5 of the City Code) as defined below; and

•	a deed poll in favour of the Sky News Board (and, if appropriate in due course, other regulatory bodies).

Sky also intends to give the same Post-Offer Undertakings given by Comcast, conditional upon the occurrence of the Effective Date.

In addition, Comcast intends to increase investment in UK content creation and continue to support technology innovation, local communities and young people in the UK, as set out in paragraph C) below.

A)	Intention to enter into commitments with respect to Sky News, Sky’s UK Headquarters and UK Newspaper Ownership

Comcast included six specific statements of intent in its Rule 2.4 announcement released on 27 February 2018, demonstrating its commitment to growth in the UK. In particular, Comcast confirmed its intention to maintain Sky News’ strong track record for high-quality impartial news and adherence to broadcasting standards.

In support of these statements, Comcast intends to commit to the following:

(a)	a member of the Sky Group shall have ownership of, or the right to use, all assets and rights (including licences) necessary to carry on a Sky-branded news service and the annual expenditure on the Sky-branded news service will be at least an amount equal to the level of expenditure incurred during the period from 1 July 2016 to 30 June 2017, increased annually for inflation for a period of five years from 1 July 2018;

(b)	maintain the Sky Group’s UK headquarters in Osterley for a period of five years from the Effective Date;

(c)	not acquire any majority interest in any daily, Sunday or local UK newspaper for a period of five years from the Effective Date; and

(d)	establish an editorial board (the “Sky News Board”), no later than three months after the Effective Date. This is to ensure that there is an appropriate beneficiary in place to monitor compliance with the terms of the Sky News Binding Commitment (defined in paragraph B) below).

Comcast intends (subject to the consent of the Panel) as soon as practicable, and in any event by no later than the date of the Offer Document, to make post-offer undertakings in respect of paragraphs (a) – (d) above in accordance with Rule 19.5 of the City Code in all material respects in the terms set out above (“Post-Offer Undertakings”). Sky also intends to give the same Post-Offer Undertakings given by Comcast, conditional upon the occurrence of the Effective Date. Comcast and Sky will need to comply with the terms of the Post-Offer Undertakings, for the periods of time specified in their respective undertakings (with approximately five years being the maximum period permitted by the Panel for such undertakings) and complete any courses of action committed to by the dates specified in their respective undertakings.

B)	Intention to enter into commitments by way of deed poll to the Sky News Board and other appropriate regulatory bodies

Upon the Effective Date, Comcast intends to enter into (and to procure that upon the Effective Date Sky enters into) a legally binding deed poll (the “Sky News Binding Commitments”) in favour of the Sky News Board, which will:

(a)	provide for the continued establishment of the Sky News Board for a period of 10 years following the Effective Date;

(b)	provide the Sky News Board with oversight of the Sky News operations in relation to ensuring the editorial independence of Sky News for a period of 10 years following the Effective Date; and

(c)	provide the same investment commitment to Sky News as is set out in paragraph A(a) above for a further period of five years following the expiry of the post-offer undertaking intended to be given under paragraph A(a) above.

The Sky News Binding Commitments will constitute legally binding commitments on Comcast and Sky which will be enforceable by the Sky News Board. They will not constitute “post-offer undertakings” for the purposes of Rule 19.5 of the City Code and would therefore not be enforceable by the Panel as post-offer undertakings.

Comcast also confirms its willingness to provide for a relevant regulator to be a beneficiary of the Sky News Binding Commitments in the same way as the Sky News Board, if this is considered to be appropriate.

C)	Intentions in relation to Sky’s role in supporting creative industries, innovation, young people and local communities in the UK

Comcast reaffirms the following specific statements of intent with regard to Sky’s business in the UK:

Supporting the creative industries in the UK

Comcast intends to continue to support Sky as a leader in content creation, arts, culture, and entertainment. Comcast intends to increase Sky’s investment in UK TV and film production. Comcast currently invests in UK TV and film production, including in Carnival Films, the makers of Downton Abbey and The Last Kingdom. Comcast is a global media and technology company, bringing entertainment and communications experiences to millions of people. Comcast has a proven track record of investing in the creative sector, including through Universal Pictures, Illumination Entertainment and DreamWorks Animation. As a producer, NBCUniversal has invested over $1 billion in film and TV productions in the UK over the past three years in a wide variety of content.

Supporting innovation in the UK

Comcast intends to continue to support Sky’s technology hub in Leeds and its Software Engineering Academy scheme. In the U.S., Comcast and NBCUniversal have been innovators in creating and delivering award-winning content and technologies to consumers. The combined company will create compelling opportunities for growth and innovation.

Supporting young people in the UK

Comcast intends to continue to maintain Sky’s Software Engineering Academy scheme, which offers technology apprenticeships and graduate opportunities to young people across the north of England. Comcast intends to continue investment in employees’ professional development across the UK. Comcast was founded as a start-up 55 years ago and that entrepreneurial spirit is still at the heart of everything we do. Comcast believes that to thrive as a company, we must invest in our people, giving them opportunities to flourish. Comcast provides many opportunities for employees to showcase their creativity and talents, including: programmes for all employees to share original ideas; opportunities for employees to partner, explore, and develop projects not core to their responsibilities; leadership and development programmes for employees of all levels; and internships and apprentice programmes for hundreds of young people annually.

Supporting communities in the UK

Comcast intends to continue to Sky’s local community programmes to inspire more people to get involved in sports. Comcast intends to support Sky’s Bigger Picture Programme to create new opportunities for young people to develop themselves, including Sky Sports Scholarships, which support promising young athletes. Comcast knows the power of sports and how it brings communities together, as well as the importance of corporate social responsibility programmes to building the communities where Comcast’s employees and customers live and work.

The above statements of intent in relation to Sky are not “post-offer undertakings” for the purposes of Rule 19.5 of the City Code.

6.	Directors, management, employees, research and development, locations

Employees and management

Comcast attaches great importance to the skills and experience of the existing managers and employees of Sky and believes that they will benefit from greater opportunities as a result of being part of the Enlarged Group.

Comcast recognises, however, that in order to achieve the expected benefits of the Acquisition, some operational and administrative restructuring will be required across both Comcast and Sky following completion of the Acquisition. Preliminary integration work carried out to date has confirmed that there is likely to be overlap between the two businesses and that there is the potential to generate cost savings for the Enlarged Group through corporate and administrative efficiencies, however, it expects there to be limited impact on headcount. In particular, in the event of a delisting of the Sky Shares and re-registration of Sky as a private limited company (as further described in paragraph 14 below), a number of corporate and support functions, including certain functions related to Sky’s status as a public listed company, will potentially require reduced headcount.

Comcast does not expect this integration review to have a material impact on the continued employment of the employees and management of Sky or the Enlarged Group or on the balance of skills and functions.

Comcast would approach any integration in an open and transparent manner with the aim of maintaining operational momentum and retaining and motivating the best talent across the Enlarged Group. The finalisation and implementation of any restructuring, integration and workforce reductions will be subject to detailed and comprehensive planning, and to appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Enlarged Group. Comcast would commence this engagement process long enough before any final decision is taken to implement any job reductions so as to ensure that relevant legal obligations are complied with.

Existing rights and pensions

Comcast confirms that, upon and following completion of the Acquisition, the existing contractual and statutory employment rights, including in relation to pensions, of all of Sky’s management and employees will be safeguarded, in accordance with applicable law. Comcast does not intend to make any material change to the conditions of employment of the employees of the Sky Group.

Sky’s defined benefit pension schemes will remain closed to the admission of new members and to future accrual, and will continue to be funded in accordance with existing arrangements. The accrued benefits for existing members of Sky’s defined benefit pension schemes will not be affected.

Incentivisation arrangements

Comcast has not entered into, and has not had discussion of proposals to enter into, any form of incentivisation arrangements with members of Sky’s management, however it intends to put in place such arrangements for certain members of Sky’s management team following completion of the Acquisition in consultation with Sky’s executive management.

Comcast intends to provide incentive arrangements for Sky employees consistent with its applicable compensation schemes and having regard to Sky’s current incentive arrangements and its desire to attract and retain talent at Sky.

Locations, headquarters and research and development

Comcast does not currently anticipate any material change in the locations of Sky’s or Comcast’s business. As stated in paragraph 5 above, Comcast intends to maintain Sky’s UK headquarters and intends to maintain headquarters’ functions at the Osterley campus. In addition, Comcast intends to maintain Sky’s Milan and Munich offices as national headquarters. The majority of the senior management of the Enlarged Group will remain based in Philadelphia and London.

No other changes are envisaged by Comcast with respect to the redeployment of Sky’s fixed asset base, or the research and development functions of Sky.

Trading facilities

Sky is currently listed on the London Stock Exchange. In the event that Comcast reaches the requisite acceptance threshold referred to in paragraph 14 below, Comcast intends to seek the cancellation of the trading of Sky Shares on the London Stock Exchange and de-listing of Sky from the Official List.

No statements in this paragraph 6 are “post-offer undertakings” for the purposes of Rule 19.5 of the City Code.

7.	Information on Comcast

About Comcast NBCUniversal

Fifty-five years ago, Comcast was built on a foundation of respect, integrity, and trust, and those core values remain part of the company and its 164,000 employees’ culture today. Comcast is a global media and technology company with two primary businesses: Comcast Cable and NBCUniversal.

•	Comcast Cable is a provider of video, high-speed internet, landline and mobile phone and home security and automation services to residential customers under the XFINITY brand in the United States, and also provides these and other services to business customers in the United States. Comcast has 29 million customer relationships in the United States (39 states and Washington, D.C.).

•	NBCUniversal is a media and entertainment business with a portfolio of news and entertainment broadcast and cable television networks and brands (including NBC, Telemundo, NBC News, CNBC, MSNBC, NBC Sports, USA Network, E!, Bravo, and Syfy), motion picture studios (Universal Pictures, Focus Features, Illumination Entertainment, DreamWorks Animation), television production operations (Universal Cable Productions, Telemundo Studios, Universal Television), two leading television stations groups, renowned theme parks (in the U.S, Japan, and a park in development in China), and a number of Internet-based businesses.

Comcast’s Class A Common Stock is registered on the NASDAQ Global Select Market under symbol CMCSA and its market capitalisation was approximately $183.8 billion as at 26 February 2018, being the last Business Day before the announcement of Comcast’s possible offer for Sky. For the year ended 31 December 2017, Comcast reported revenue of $84.5 billion and net income of $22.7 billion.

Comcast NBCUniversal: A Record of Success

Comcast knows how to integrate and grow content and distribution companies and has a proven track record of being a strong steward of acquired companies, as evidenced by the growth and success of NBCUniversal. Comcast is proud of its record of success, which includes:

•	Since the NBCUniversal acquisition, NBCUniversal has been the fastest growing major media company in the U.S. The NBC broadcast network has gone from last to first in the U.S. rankings and it has finished first for four consecutive years.

•	In 2017, Telemundo ranked as the #1 Spanish-language television network in weekday primetime and among the top five broadcast networks in the U.S., regardless of language.

•	Universal Pictures continues to break box office records with hit films like Minions, Despicable Me 3, Jurassic World, and Fate of the Furious.

•	Comcast NBCUniversal has made historic investments in major sports rights in the U.S., including the Olympic Games (through 2032), World Cup (Telemundo has the Spanish language U.S. media rights in 2018 and 2022), Premier League football, NASCAR, and the NFL and NHL on NBC.

NBCUniversal in the UK

Owned by Comcast Corporation, NBCUniversal is a leading media and entertainment business with more than 1,300 employees in the UK.

As a producer, NBCUniversal has invested more than $1 billion in film and TV productions in the UK over the past three years in a wide variety of content. This includes films such as Jurassic World: Fallen Kingdom and Jason Bourne as well as TV programmes such as Downton Abbey, The Last Kingdom and Made In Chelsea. In addition to big budget feature films, NBCUniversal has also produced in the UK critically acclaimed and award-winning films such as The Theory of Everything, The Danish Girl, and, most recently, Darkest Hour. NBCUniversal’s UK based production businesses include Working Title Films, Focus Features, Carnival Films, and Monkey Kingdom.

Across NBCUniversal’s range of entertainment and business news TV channels, NBCUniversal has Ofcom and other broadcasting licenses, covering linear TV channels with a variety of country-specific feeds broadcasting into different countries.

NBCUniversal also has multiple On-Demand services in the UK for the distribution of on-demand audio-visual services across a variety of outlets and platforms. These services include hayu, E!, Universal Channel, and Syfy. hayu is a standalone all-reality subscription OTT service, launched in the UK, Ireland, and Australia in 2016 which has now been rolled out in the Nordics.

8.	Information on Sky

Sky is a leading entertainment and communications company in Europe. Sky serves approximately 23 million retail customers across seven countries: UK, Ireland, Germany, Austria, Italy, Spain and Switzerland.

The majority of the Sky Group’s revenue is derived from retailing pay television services both in the home and on the move. In the UK and Ireland, the Sky Group also offers customers broadband and telephony products, including internet via DSL, fibre and WiFi, and has recently established a mobile offering. The Sky Group retails TV services to commercial customers and operates adjacent businesses which include wholesaling Sky channels to other providers and selling advertising on the Sky Group’s own and partner channels. The Sky Group also sells both Sky Group originated television programmes and third party television programmes internationally through ‘Sky Vision’.

The ordinary shares of Sky are listed on the London Stock Exchange under the symbol SKY. For the financial year ended 30 June 2017, Sky reported adjusted revenue of £12.9 billion, adjusted operating profit of £1,468 million and adjusted profit after tax of £1,048 million.

9.	Pre-Conditions and Conditions

The receipt of competition clearance in the EU, and, if either a European intervention notice or an intervention notice has been issued under Sections 67 or 42 of the Enterprise Act 2002 respectively, approval of the Secretary of State, are Pre-Conditions to the Acquisition. Posting of the Offer Document will not take place until such time as the Pre-Conditions are satisfied or waived.

The Pre-Conditions are set out in Appendix I to this Announcement. If any Pre-Condition is waived by Comcast, the relevant clearance will remain as a Condition to the Acquisition and will need to be satisfied (or waived) before the Acquisition becomes unconditional in all respects. Such Conditions are substantially in the form set out in paragraphs 2, 3, 5 and 6 (inclusive) of Part 1 of Appendix II to this Announcement. The waiver of any Pre-Condition by Comcast shall be made at Comcast’s discretion.

It is expected that the Offer Document will be dispatched to Sky Shareholders no later than 28 days after the date on which the last of the Pre-Conditions to be satisfied (or waived) is so satisfied (or waived), unless extended by Comcast with the consent of the Panel.

In addition to the Pre-Conditions, the Acquisition is conditional on, among other things, Comcast securing valid acceptances of the Offer in respect of Sky Shares which, taken together with all other Sky Shares which Comcast (and/or its nominee(s)) has acquired or agreed to acquire (whether pursuant to the Offer or otherwise), carry more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Sky. This acceptance condition is not waivable by Comcast.

The Acquisition is also conditional on the receipt of various other antitrust and foreign investment approvals, other regulatory consents and waivers or non-exercise of any termination rights, preemption rights, rights of first refusal or similar rights in a number of jurisdictions, including (where required), Ireland, Austria, Germany, Italy and Jersey. The relevant Conditions are contained in paragraphs 7 to 13 (inclusive) of Part 1 of Appendix II. Comcast has begun the processes to satisfy such Conditions. The Condition contained in paragraph 11 of Part 1 of Appendix II is not waivable by Comcast.

10.	Financing of the Acquisition

In connection with the financing of the Cash Consideration payable to Sky Shareholders pursuant to the Acquisition, Comcast has entered into the following credit agreements arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC: (i) an unsecured bridge credit agreement in an aggregate principal amount of up to £16,000,000,000 and (ii) an unsecured term loan credit agreement in an aggregate principal amount of up to £7,000,000,000.

Under the terms of each credit agreement, Comcast has agreed that it will not amend, treat as satisfied or waive any term or condition without the consent of the lenders (such consent not to be unreasonably withheld, conditioned or delayed) if to do so would be materially prejudicial to the interests of the lenders under the relevant credit agreement, save as required pursuant to the City Code, the Panel, any other competent regulatory body or by a court of competent jurisdiction.

It is currently envisaged that the commitments under the bridge credit agreement will be replaced, in whole or in part, by senior unsecured notes issued by Comcast or one of its subsidiaries in a public offering or private placement.

Robey Warshaw, financial adviser to Comcast, is satisfied that sufficient resources are available to satisfy the full Cash Consideration payable to Sky Shareholders under the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Offer Document.

11.	Offer-related arrangements

Sky and Comcast entered into the Confidentiality Agreement dated 6 March 2018 pursuant to which each of Sky and Comcast has undertaken, among other things, to keep certain information confidential and not to disclose it to third parties (other than to permitted persons) unless required by law or regulation. These confidentiality obligations will remain in force for a period of two years from the date of the Confidentiality Agreement with the exception of information concerning the existence and contents of the discussions between the parties about the Acquisition, which will remain in force for as long as such information remains confidential.

12.	Disclosure of interests in Sky Shares

As at the close of business on 24 April 2018, being the last Business Day prior to the date of this Announcement, none of Comcast nor any of its directors, nor, so far as the directors of Comcast are aware, any person acting, or deemed to be acting, in concert (within the meaning of the City Code) with Comcast, had:

(a)	any interest in, or right to subscribe for, any relevant securities of Sky;

(b)	any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of Sky;

(c)	procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Sky; or

(d)	borrowed or lent any such securities (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 2.6 of the City Code).

Furthermore, no dealing arrangement (of the kind referred to in Note 11 of the definition of “acting in concert” in the City Code) exists between Comcast (or any person acting in concert with it) and Sky in relation to Sky Shares. For these purposes, a dealing arrangement includes any indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to Sky Shares which may be an inducement to deal or refrain from dealing in such securities.

13.	Structure of the Acquisition

It is intended that the Acquisition will be implemented by way of a takeover offer under Part 28 of the Companies Act and under the City Code. Comcast’s current intention is for a wholly-owned subsidiary of Comcast to acquire the Sky Shares pursuant to the Acquisition.

The Sky Shares shall be acquired by Comcast (or its nominee, a wholly-owned subsidiary of Comcast) under the Acquisition fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

The Offer Document and Form of Acceptance will include full details of the Acquisition and the expected timetable, and will specify the actions to be taken by Sky Shareholders in connection with the Acquisition. It is expected that the Offer Document will be dispatched to Sky Shareholders within 28 days after the date on which the last of the Pre-Conditions to be satisfied (or waived) is so satisfied (or waived), unless extended by Comcast with the consent of the Panel.

Sky Shareholders are urged to read the Offer Document and the accompanying Form of Acceptance when they are sent to them because they will contain important information. An indicative timetable setting out the expected dates for implementation of the Acquisition will be included in the Offer Document.

14.	Compulsory acquisition, de-listing and re-registration

If Comcast receives acceptances under the Offer in respect of, and/or otherwise acquires, both 90 per cent. or more in nominal value of the Sky Shares to which the Offer relates and 90 per cent. or more of the voting rights carried by those shares, and assuming that all of the other Conditions of the Acquisition have been satisfied or waived (if capable of being waived), Comcast intends to exercise its rights in accordance with Sections 974 to 991 of the Companies Act to acquire compulsorily the remaining Sky Shares on the same terms as the Acquisition.

Following the Acquisition becoming or being declared unconditional in all respects, if Comcast receives acceptances under the Offer in respect of, and/or otherwise acquires or agrees to acquire 75 per cent. or more of the voting rights carried by the Sky Shares or the appropriate special resolutions are otherwise passed, and subject to any applicable requirements of the UK Listing Authority, it is intended that Comcast will procure that Sky makes applications to cancel the listing of Sky Shares on the UK Listing Authority’s Official List, to cancel trading in Sky Shares on the London Stock Exchange’s main market for listed securities and to re-register Sky as a private limited company.

Delisting of the Sky Shares and the re-registration of Sky as a private limited company would significantly reduce the liquidity and marketability of any Sky Shares in respect of which the Offer has not been accepted at that time. Any remaining Sky Shareholders would become minority shareholders in a majority controlled private limited company and may therefore be unable to sell their Sky Shares. There can be no certainty that Sky would pay any further dividends or other distributions or that such minority Sky Shareholders would again be offered an opportunity to sell their Sky Shares on terms which are equivalent to or no less advantageous than those under the Offer.

15.	Sky Share Plans

Subject to applicable confidentiality, legal and regulatory requirements, Comcast intends to request from Sky such details in relation to the Sky Share Plans as Comcast may reasonably require in order to make appropriate proposals to the participants in the Sky Share Plans, as provided for in Rule 15 of the City Code, including the proposals as set out in Appendix III.

Participants in any of the Sky Share Plans will be contacted in due course regarding the proposals to be made to them and their rights under those plans.

16.	Sky ADRs

Comcast is offering to purchase all Sky Shares, including those underlying and represented by Sky ADRs. Details of participation by Sky ADR Holders in the Acquisition will be set out in the Offer Document.

17.	Overseas Shareholders

The availability of the Offer, and the distribution of this Announcement to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which such persons are resident. Such persons should inform themselves about, and observe, any applicable legal and regulatory requirements of their jurisdiction.

Further details in relation to Overseas Shareholders will be contained in the Offer Document. Sky Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

18.	Documents on website

Copies of the following documents will by no later than 12.00 p.m. on 26 April 2018 be published on Comcast’s website (www.cmcsa.com/proposal-for-sky):

(a)	this Announcement;

(b)	the Confidentiality Agreement referred to in paragraph 11 above; and

(c)	Comcast’s financing arrangements in connection with the Acquisition as referred to in paragraph 10 above.

19.	General

In deciding whether or not to accept the Offer in respect of their Sky Shares, Sky Shareholders should rely on the information contained, and follow the procedures described, in the Offer Document and the Form of Acceptance.

Each of Comcast’s financial advisers has given and not withdrawn its consent to the publication of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.

Enquiries

Comcast Corporation
D’Arcy Rudnay (Media)	Tel: +1 215 286 8582
Jason Armstrong (Investors)	Tel: +1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	Tel: +44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	Tel: +1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell (Corporate Broking)	Tel: +44 20 7628 1000

Wells Fargo
Stephen Locke	Tel: +1 704 410 4766

Tulchan Communications
Andrew Grant / Tom Murray	Tel: +44 20 7353 4200

Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP are retained as legal advisers to Comcast.

Important notices relating to financial advisers

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Comcast and no one else in connection with the matters referred to in this Announcement, and Robey Warshaw will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this Announcement, the contents of this Announcement or any other matter referred to herein.

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the FCA, is acting as financial adviser exclusively for Comcast and no one else in connection with the matters referred to in this Announcement and will not regard any other person as its client in relation to the matters referred to in this Announcement and will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this Announcement.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this Announcement.

Wells Fargo Securities, LLC, a subsidiary of Wells Fargo & Company, which is authorised by the Securities and Exchange Commission (SEC) and regulated by the Financial Industry Regulatory Authority and the SEC in the United States, is acting exclusively as co-financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this Announcement.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Sky in any jurisdiction in contravention of applicable law. The Acquisition (if implemented pursuant to an Offer) will be implemented solely pursuant to the terms of the Offer Document and the accompanying Form of Acceptance, which will contain the full terms and conditions of the Acquisition, including details of how to accept the Offer. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Offer Document and the Form of Acceptance. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched. Each Sky Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Acquisition.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to Comcast during the Offer Period as required under Section 4 of Appendix 4 of the City Code.

Important information for U.S. shareholders and Sky ADR Holders

Sky is a public limited company incorporated in England. The Offer will be made to Sky Shareholders in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including Regulation 14E thereunder taking into account no action relief granted by the U.S. Securities and Exchange Commission, and otherwise in accordance with the requirements of English law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in the offer documentation, will not have been prepared in accordance with U.S. GAAP, or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and its affiliates or brokers (acting as agents for Comcast or its affiliates, as applicable) may from time to time, and other than pursuant to the Offer, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Offer remains open for acceptance, to the extent permitted by, and in compliance with, exemptive relief granted by the U.S. Securities and Exchange Commission from Rule 14e-5 under the U.S. Exchange Act and in compliance with the City Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

The Offer, if consummated, may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as non-U.S., tax laws for Sky Shareholders and Sky ADR Holders. Each Sky Shareholder and Sky ADR Holder is urged to consult his or her independent professional adviser regarding the tax consequences of the Offer.

It may not be possible for Sky Shareholders or Sky ADR Holders in the United States to effect service of process within the United States upon Sky (a company incorporated in England), or its officers or directors, some or all of which may reside outside the United States, or to enforce against any of them judgments of the United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or other U.S. law. It may not be possible to bring an action against Sky, or its officers or directors, in a non-U.S. court for violations of U.S. law, including the U.S. securities laws. There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Overseas jurisdictions

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to accept the Offer, or to execute and deliver the Form of Acceptance, may be affected by the laws of the relevant jurisdictions in which they are located. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This Announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Unless otherwise determined by Comcast or required by the City Code, and permitted by applicable law and regulation, the Offer will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may accept the Offer by any use, means, instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction.

Further details in relation to Sky Shareholders in overseas jurisdictions will be contained in the Offer Document.

Cautionary note regarding forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by Comcast contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects or synergies of the Acquisition on Comcast and Sky, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast believes that the expectations reflected in such forward-looking statements are reasonable, Comcast can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the U.S. Securities and Exchange Commission made by Comcast, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and Comcast to integrate the businesses successfully and to achieve anticipated synergies or benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or Comcast’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

Neither Comcast nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, Comcast is under no obligation, and Comcast expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecast or estimates

No statement in this Announcement is intended as a profit forecast or profit estimate for any period. No statement in this Announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Comcast or Sky, as appropriate, for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Comcast or Sky, as appropriate.

Dealing and Opening Position Disclosure Requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to midnight on the day before the deadline for making an Opening Position Disclosure must instead make a dealing disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a dealing disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A dealing disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A dealing disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and dealing disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and dealing disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a dealing disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129.

For the purposes of this section (Disclosure requirements of the City Code) and the following section (Publication on Website) of this Announcement, “business day” means a day on which the London Stock Exchange is open for the transaction of business.

Publication on Website

This Announcement and the documents required to be published pursuant to Rule 26 of the City Code will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky by no later than 12.00 noon (London time) on the business day following this Announcement. Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

Sky Shareholders may request a hard copy of this Announcement by contacting Equiniti Limited on 0371 384 2091. Sky Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form. A hard copy of such documents, announcements (including this Announcement) and information will not be sent unless so requested.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this Announcement are London times, unless otherwise stated.

Appendix I

PRE-CONDITIONS TO THE ACQUISITION

The posting of the Offer Document or making of an Offer will take place following the satisfaction or waiver of the Pre-Conditions below, and Comcast shall be entitled to waive each of the following PreConditions in whole or in part:

1.	the European Commission deciding, in terms satisfactory to Comcast, that the Acquisition or any matter arising from or relating to the Acquisition or the Comcast Group’s involvement in the Acquisition does not fall within the scope of application of EU merger control pursuant to Article 6(1)(a) of the EU Merger Regulation or is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

2.	if the Secretary of State issues a European intervention notice under Section 67 of the Enterprise Act 2002:

(a)	it being established in terms satisfactory to Comcast that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(i)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of a decision by the Secretary of State not to make a Phase 2 CMA Reference in relation to the Acquisition without such an application having been made; or

(ii)	if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; or

(b)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(i)	either:

(A)	the Secretary of State deciding in terms satisfactory to Comcast that the Acquisition will not result in the creation of a European relevant merger situation that may be expected to operate against the public interest; or

(B)	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to Comcast; and

(ii)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of any such decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT;

3.	if a request under Article 9(2) of the EU Merger Regulation has been made by the United Kingdom and the European Commission has referred the Acquisition, in whole or in part, to the CMA:

(a)	to the extent that the European Commission retains jurisdiction over any part of the Acquisition, the European Commission deciding, in terms satisfactory to Comcast, that the Acquisition or any matter arising from or relating to the Acquisition or the Comcast Group’s involvement in the Acquisition is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

(b)	it being established in terms satisfactory to Comcast that the CMA does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(i)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(ii)	if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; or

(c)	if the CMA decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(i)	either:

(A)	the CMA concluding that the Acquisition will not result in the creation of a relevant merger situation that may be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

(B)	the CMA allowing the Acquisition to proceed on terms satisfactory to Comcast; and

(ii)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; and

4.	if the Secretary of State issues an intervention notice under Section 42 of the Enterprise Act 2002:

(a)	it being established in terms satisfactory to Comcast that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition; and either:

(i)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(ii)	if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; or

(b)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(i)	either:

(A)	the Secretary of State deciding in terms satisfactory to Comcast that the Acquisition will not result in the creation of a relevant merger situation that may be expected to operate against the public interest;

(B)	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to Comcast; or

(C)	in the event the Secretary of State decides to make no finding at all in relation to the Acquisition (pursuant to Section 54(2) of the Enterprise Act 2002), the CMA allowing the Acquisition to proceed on terms satisfactory to Comcast; and

(ii)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT.

Appendix II

CONDITIONS TO AND CERTAIN FURTHER TERMS OF THE
ACQUISITION

Part 1      Conditions to the Acquisition

The Acquisition will be conditional upon:

Acceptance Condition

1.	valid acceptances of the Offer having been received (and not, where permitted, withdrawn) by no later than 1.00 p.m. on the first closing date of the Offer as specified in the Offer Document (or such later times and/or dates as Comcast may, subject to the rules of the City Code or with the consent of the Panel, decide) in respect of Sky Shares which, taken together with all other Sky Shares which Comcast (and/or its nominee(s)) has acquired or agreed to acquire (whether pursuant to the Offer or otherwise), carry in aggregate more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Sky;

For the purposes of this Condition 1:

(a)	Sky Shares which have been unconditionally allotted but not issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights they will carry upon issue;

(b)	valid acceptances shall be deemed to have been received in respect of Sky Shares which are treated for the purposes of Part 28 of the Companies Act as having been acquired or contracted to be acquired by Comcast, whether by virtue of acceptance of the Offer or otherwise; and

(c)	all percentages of voting rights and share capital are to be calculated by reference to the percentage held and in issue outside treasury;

In addition, the Acquisition will be conditional upon the following Conditions and, accordingly, the Offer will not become or be declared wholly unconditional unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

Regulatory Approvals

2.	the European Commission deciding, in terms satisfactory to Comcast, that the Acquisition or any matter arising from or relating to the Acquisition or the Comcast Group’s involvement in the Acquisition does not fall within the scope of application of EU merger control pursuant to Article 6(1)(a) of the EU Merger Regulation or is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

3.	in the event that the European Commission has issued a decision (or is deemed to have done so) that the whole or part of the Acquisition is to be referred to a competent authority of one or more Member States under Article 9 of the EU Merger Regulation:

(a)	to the extent that the European Commission retains jurisdiction over any part of the Acquisition or any matter arising from or relating to the Acquisition or the Comcast Group’s involvement in the Acquisition, the European Commission deciding, in terms satisfactory to Comcast, that the Acquisition or any matter arising from or relating to the Acquisition or the Comcast Group’s involvement in the Acquisition is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

(b)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the CMA:

(i)	it being established in terms satisfactory to Comcast that the CMA does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(A)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(B)	if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; or

(ii)	if the CMA decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(A)	either:

I.	the CMA concluding that the Acquisition will not result in the creation of a relevant merger situation that may be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

II.	the CMA allowing the Acquisition to proceed on terms satisfactory to Comcast; and

(B)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT;

(c)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the Italian Competition Authority:

(i)	the Italian Competition Authority serving, according to Section 16(4) of Law No. 287/1990, a written notice to Comcast that it does not intend to commence a formal investigation in relation to the Acquisition or the 30 days period provided by Article 16(4) of Law No. 287/1990 is expired without the commencement of a formal investigation; or

(ii)	in the event that a formal investigation is commenced by the Italian Competition Authority, it serving according to Article 6(2) or Article

18(2) of Law No. 287/1990 a decision to Comcast clearing the Acquisition in terms satisfactory to Comcast; and

(iii)	the time allowed for an application for review of any decision referred to in (i) and (ii) above having expired without any such application for review having been made to the Tribunale Amministrativo Regionale del Lazio (the “Italian First Instance Administrative Court”) or to the President of the Italian Republic (through a Ricorso Straordinario al Capo dello Stato);

(d)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the German Competition Authority (Bundeskartellamt):

(i)	it either being established in terms satisfactory to Comcast:

(A)	that the German Competition Authority has decided not to open second phase proceedings (Hauptprüfverfahren) pursuant to Section 40 (1) of the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen); or

(B)	that the statutory time period for opening second phase proceedings pursuant to Section 40 (1) of the German Act against Restraints of Competition has expired without the German Competition Authority having timely informed the notifying undertakings that it has opened second phase proceedings;

(ii)	or in the event the German Competition Authority having made a decision to open second phase proceedings pursuant to Section 40 (1) of the German Act against Restraints of Competition, the German Competition Authority has:

(A)	either

I.	issued a clearance decision without conditions and/or obligations under Section 40 (2) of the German Act against Restraints of Competition, or is deemed to have done so after the expiry of the statutory time period pursuant to Section 40 (2) of the German Act against Restraints of Competition; or

II.	issued a clearance decision subject to conditions and/or obligations pursuant to Section 40 (2)(3) of the German Act against Restraints of Competition on terms satisfactory to Comcast; and

(B)	the limitation period for an appeal of such clearance decision pursuant to Section 66 (1) of the German Act against Restraints of Competition has expired without an appeal having been filed;

(e)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the Irish Competition and Consumer Protection Commission (the “CCPC”):

(i)	the CCPC having informed the notifying parties pursuant to Section 21(2)(a) of the Irish Competition Act 2002 (as amended) (the

“Competition Act”) that it has made a determination that the Acquisition may be put into effect or put into effect subject to commitments that are satisfactory to Comcast; or

(ii)	the period specified in Section 21(2) of the Competition Act having elapsed without the CCPC having informed the notifying parties of the determination (if any) which it has made under Section 21(2) of the Competition Act; or

(iii)	the CCPC informing the notifying parties that it has determined under Section 22(3) of the Competition Act that the Acquisition may be put into effect or put into effect subject to commitments that are satisfactory to Comcast; or

(iv)	120 working days after the “appropriate date” (as defined in Section 19(6) of the Competition Act) having elapsed, or, where a requirement is made under Section 20(2) of the Competition Act, 120 working days and any period of suspension that applied pursuant to Section 22(4A) after the “appropriate date” having elapsed, without the CCPC having made a determination under Section 22(3) of the Competition Act; or

(v)	40 working days having passed from the date the notifying parties are informed of the CCPC’s determination pursuant to Section 22(3) and no appeal having been made to the Irish High Court under Section 24 of the Competition Act; and

(vi)	3 months having passed from the date of the CCPC’s determination under Sections 21(2) or 22(3) and judicial review proceedings have not been filed with the Irish High Court in accordance with Order 84 of the Rules of the Superior Courts.

(f)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the Austrian antitrust authorities (Amtsparteien):

(i)	both of the competent Austrian antitrust authorities (Amtsparteien) having waived their right to file for an application for examination (Verzicht auf Stellung eines Prüfantrags) of the Acquisition pursuant to Section 11 (4) of the Austrian Cartel Act; or the standstill period (Antragsfrist) of 4 weeks (or 6 weeks upon request of the notifying party) provided for in Section 11 (1) or (1a) of the Austrian Cartel Act having lapsed and no application for examination having been made (keine Stellung eines Prüfungsantrags) by any of the Austrian antitrust authorities; or

(ii)	in the event that one or both of the competent Austrian antitrust authorities has made a request for an application for examination of the Acquisition pursuant to Section 11 (1) of the Austrian Cartel Act:

(A)	the respective competent Austrian antitrust authorit(y/ies) (Amtspartei(en)) having withdrawn their respective application(s) for examination;

(B)	the Austrian Cartel Court (Kartellgericht) or Austrian Supreme Cartel Court (Kartellobergericht) having issued a binding clearance decision (rechtskräftige Freigabeentscheidung);

(C)	the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision (rechtskräftige Entscheidung) that no notifiable event (kein anmeldepflichtiger Zusammenschluss) arises from the Acquisition;

(D)	the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 5 months (or 6 months upon request of the notifying party) set out in Section 14 (1) of the Austrian Cartel Act; or

(E)	the Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 2 months set out in Section 14 (2) of the Austrian Cartel Act;

(g)	to the extent the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to a competent authority of one or more other Member States, clearance having been obtained from the relevant competent authority;

4.	the Jersey Competition Regulatory Authority having issued its decision in writing in terms satisfactory to Comcast, to approve the Acquisition on completion of its first detailed review (as that term is used in the guidance issued by the Channel Islands Competition and Regulatory Authorities) under Article 22 of the Competition (Jersey) Law 2005; or, in the event of the Jersey Competition Regulatory Authority having notified Comcast and Sky in writing of its having made a decision to commence a second detailed review (as that term is used in the guidance issued by the Channel Islands Competition and Regulatory Authorities), the Jersey Competition Regulatory Authority having issued its decision in writing to approve the Acquisition on completion of its second detailed review in terms satisfactory to Comcast under Article 22 of the Competition (Jersey) Law 2005;

5.	if the Secretary of State issues a European intervention notice under Section 67 of the Enterprise Act 2002:

(a)	it being established in terms satisfactory to Comcast that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(i)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of a decision by the Secretary of State not to make a Phase 2 CMA Reference in relation to the Acquisition without such an application having been made; or

(ii)	if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; or

(b)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(i)	either:

(A)	the Secretary of State deciding in terms satisfactory to Comcast that the Acquisition will not result in the creation of a European relevant merger situation that may be expected to operate against the public interest; or

(B)	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to Comcast; and

(ii)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of any such decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT;

6.	if the Secretary of State issues an intervention notice under Section 42 of the Enterprise Act 2002:

(a)	it being established in terms satisfactory to Comcast that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition; and either:

(i)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(ii)	if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT; or

(b)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(i)	either:

(A)	the Secretary of State deciding in terms satisfactory to Comcast that the Acquisition will not result in the creation of a relevant merger situation that may be expected to operate against the public interest;

(B)	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to Comcast; or

(C)	in the event the Secretary of State decides to make no finding at all in relation to the Acquisition (pursuant to Section 54(2) of the Enterprise Act 2002), the CMA allowing the Acquisition to proceed on terms satisfactory to Comcast; and

(ii)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling of the CAT;

7.	the Italian Communications Authority having granted on terms satisfactory to Comcast the authorisation concerning the acquisition of a company operating in the Radio/TV sector, pursuant to Article 1(6), lett. C), no. 13 of Law no. 249/1997 and Article 3, Annex A of Agcom resolution 368/14/CONS; and

(a)	the Italian Communications Authority having granted (or being deemed to have done so) the authorisation concerning the potential acquisition of a dominant position in the media and telecommunication sectors and the control of pluralism, pursuant to Article 43 of Legislative Decree no. 177/2005, through a decision in terms satisfactory to Comcast not to open an investigation under Article 4(8), Annex A of Agcom resolution 368/14/CONS; or

(b)	(i) the Italian Communications Authority having made a decision (or being deemed to have made) to initiate an investigation under Article 16, Annex A of the Agcom resolution 368/14/CONS; and (ii) the Italian Communications Authority having issued a decision under Article 24, Annex A of the Agcom resolution 368/14/CONS in terms satisfactory to Comcast pursuant to Article 43 of Legislative Decree no. 177/2005 (or being deemed to have done so); and

(c)	the time allowed for an application for review of any decision referred to in Conditions 7, 7(a) and 7(b), having expired without any such application for review having been made to the Italian First Instance Administrative Court or to the President of the Italian Republic (through a Ricorso Straordinario al Capo dello Stato);

8.	the state media authorities in Bavaria (Bayerische Landeszentrale für neue Medien (BLM)), and in Hamburg and Schleswig-Holstein (Medienanstalt Hamburg / Schleswig-Holstein (MA HSH)) having, issued statements of non-objection in relation to the Acquisition;

9.	the Acquisition having been notified to the Irish Minister for Communications, Climate Action and Environment (the “Minister”) pursuant to Section 28B(1) of the Competition Act and:

(a)	the Minister having informed the notifying parties pursuant to Section 28D(1)(a) of the Competition Act that he has made a determination that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect; or

(b)	the Minister having informed the notifying parties pursuant to Section 28D(1)(b) of the Competition Act that, in light of proposed commitments offered by the parties and satisfactory to Comcast, he has made a determination that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect subject to those commitments; or

(c)	the Minister having informed the notifying parties pursuant to Section 28G(1)(a) of the Competition Act that he has determined that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect; or

(d)	the Minister having informed the notifying parties pursuant to Section 28G(1)(c) of the Competition Act that, in light of proposed commitments offered by the parties and satisfactory to Comcast, he has made a determination that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect subject to those commitments; and

(e)	40 working days having passed from the date the notifying parties are informed of the Minister’s decision under either of paragraphs (a), (b), (c) or (d) above and no appeal having been made to the High Court under Section 24 of the Competition Act;

10.	under the Austrian media merger control regime of the Austrian Cartel Act (Kartellgesetz):

(a)	both of the competent Austrian antitrust authorities (Amtsparteien) having waived their right to file for an application for examination (Verzicht auf Stellung eines Prüfantrags) of the Acquisition pursuant to Section 11 (4) of the Austrian Cartel Act; or the standstill period (Antragsfrist) of 4 weeks (or 6 weeks upon request of the notifying party) provided for in Section 11 (1) or (1a) of the Austrian Cartel Act having lapsed and no application for examination having been made (keine Stellung eines Prüfungsantrags) by any of the Austrian antitrust authorities; or

(b)	in the event that one or both of the competent Austrian antitrust authorities has made a request for an application for examination of the Acquisition pursuant to Section 11 (1) of the Austrian Cartel Act:

(i)	the respective competent Austrian antitrust authorit(y/ies) (Amtspartei(en)) having withdrawn their respective application(s) for examination;

(ii)	the Austrian Cartel Court (Kartellgericht) or Austrian Supreme Cartel Court (Kartellobergericht) having issued a binding clearance decision (rechtskräftige Freigabeentscheidung);

(iii)	the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision (rechtskräftige Entscheidung) that no notifiable event (kein anmeldepflichtiger Zusammenschluss) arises from the Acquisition;

(iv)	the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 5 months (or 6 months upon request of the notifying party) set out in Section 14 (1) of the Austrian Cartel Act; or

(v)	the Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 2 months set out in Section 14 (2) of the Austrian Cartel Act;

11.	in respect of the acquisition by Comcast of, or increase in control by Comcast with respect to, Sky UK Limited, the FCA:

(a)	having given notice for the purposes of Section 189(4)(a) of FSMA that it has determined to approve such acquisition or increase in control on terms reasonably satisfactory to Comcast; or

(b)	being treated, by virtue of Section 189(6) of FSMA, as having approved such acquisition of or increase in control, where references to FSMA are read, where applicable, with the Financial Services and Markets Act 2000 (Controllers) (Exemptions) Order 2009;

12.	if approval from a Relevant Authority is required for, or a Relevant Authority decides to review, the Acquisition or any matter arising from or related to the Acquisition other than as specifically addressed by paragraphs 2 to 11 above:

(a)	it being established in terms satisfactory to Comcast that such Relevant Authority approves or will permit the Acquisition to proceed on terms satisfactory to Comcast; and

(b)	all relevant time periods for appeals or applications for review of such decision by the Relevant Authority having expired or, if any such appeals or applications are made, the dismissal of the appeals or applications in terms satisfactory to Comcast and it being established in terms satisfactory to Comcast that no further appeal has been or will be made against any relevant ruling.

General Third Party Clearances

13.	The waiver (or non-exercise within any applicable time limits) by any relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction (each a “Third Party”) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Sky Group taken as a whole) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Sky by Comcast or any member of the Comcast Group.

14.	Other than in relation to the competition law and regulatory approvals referred to in paragraphs 2 to 12 above, no Third Party having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps which would or might reasonably be expected to:

(a)	require, prevent or delay the divestiture, or alter the terms envisaged for any proposed divestiture by any member of the Wider Comcast Group or any member of the Wider Sky Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which in any such case would be material in the context of the Wider Sky Group taken as a whole;

(b)	require, prevent or delay the divestiture by any member of the Wider Comcast Group of any shares or other securities in Sky;

(c)	impose any limitation on, or result in a delay in, the ability of any member of the Wider Comcast Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Sky Group or the Wider Comcast Group or to exercise management control over any such member, in each case, to an extent which is material;

(d)	otherwise adversely affect the business, assets, profits or prospects of any member of the Wider Comcast Group or of any member of the Wider Sky Group;

(e)	make the Acquisition or its implementation or the acquisition or proposed acquisition by Comcast or any member of the Wider Comcast Group of any shares or other securities in, or control of Sky void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose material additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

(f)	require any member of the Wider Comcast Group or the Wider Sky Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Sky Group or the Wider Comcast Group owned by any third party where such acquisition would be material in the context of the Wider Sky Group taken as a whole or, as the case may be, the Wider Comcast Group taken as a whole;

(g)	impose any limitation on the ability of any member of the Wider Sky Group to co-ordinate its business, or any part of it, with the businesses of any other members; or

(h)	result in any member of the Wider Sky Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Sky Shares having expired, lapsed or been terminated.

15.	In addition to the competition law and regulatory approvals referred to in paragraphs 2 to 12 above, all necessary filings or applications having been made in connection with the Acquisition and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Acquisition or the acquisition by any member of the Wider Comcast Group of any shares or other securities in, or control of, Sky and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals for the proposed acquisition of any shares or other securities in, or control of, Sky by any member of the Wider Comcast Group having been obtained in terms and in a form satisfactory to Comcast from all appropriate Third Parties or persons with whom any member of the Wider Sky Group has entered into contractual arrangements and all such authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals together with all authorisations orders, recognitions, grants, licences, confirmations, clearances, permissions and approvals necessary or appropriate to carry on the business of any member of the Wider Sky Group remaining in full force and effect and all filings necessary for such purpose have been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with.

Certain matters arising as a result of any arrangement, agreement etc.

16.	Except as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Sky Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in consequence of the Acquisition or the proposed acquisition of any shares or other securities in Sky or because of a change in the control or management of Sky or otherwise, could or might reasonably be expected to result in to an extent which is material in the context of the Wider Sky Group as a whole, or in the context of the Acquisition:

(a)	any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)	any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or modified or affected or any obligation or liability arising or any action being taken or arising thereunder;

(c)	any assets or interests of any such member being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged other than in the ordinary course of business;

(d)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member;

(e)	the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

(f)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

(g)	any such member ceasing to be able to carry on business under any name under which it presently does so; or

(h)	the creation of any liability, actual or contingent, by any such member,

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Sky Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (a) to (h) of this condition.

No material transactions, claims or changes in the conduct of the business of the Sky Group

17.	Except as Disclosed, no member of the Wider Sky Group having, since 30 June 2017:

(a)	save as between Sky and wholly-owned subsidiaries of Sky or for Sky Shares issued pursuant to the exercise of options or vesting of awards granted under the Sky Share Plans, issued, authorised or proposed the issue of additional shares of any class;

(b)	save as between Sky and wholly-owned subsidiaries of Sky or for the grant of options and awards under the Sky Share Plans, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(c)	other than to another member of the Sky Group, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

(d)	save for intra-Sky Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business;

(e)	save for intra-Sky Group transactions, made or authorised or proposed or announced an intention to propose any material change in its loan capital;

(f)	issued, authorised or proposed the issue of any debentures or (save for intra-Sky Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

(g)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraph (a) above, made any other change to any part of its share capital;

(h)	implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business or entered into or changed the terms of any contract with any director or senior executive;

(i)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which is or could be restrictive on the businesses of any member of the Wider Sky Group or the Wider Comcast Group or which involves or could involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which, in any such case, is material in the context of the Wider Sky Group taken as a whole;

(j)	(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(k)	entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Sky Group or the Wider Comcast Group other than to a nature and extent which is normal in the context of the business concerned;

(l)	waived or compromised any claim otherwise than in the ordinary course of business and which is material in the context of the Wider Sky Group taken as a whole;

(m)	entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition and which is material in the context of the Wider Sky Group;

(n)	having made or agreed or consented to any change to:

(i)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Sky Group for its directors, employees or their dependents;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made;

(o)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit plans relating to the employment or termination of employment of any person employed by the Wider Sky Group and in each case which is material in the context of the Wider Sky Group taken as a whole; or

(p)	having taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Sky Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the City Code, and, for the purposes of paragraphs (c), (d), (e) and (f) of this condition, the term Sky Group shall mean Sky and its wholly-owned subsidiaries.

No adverse change, litigation or regulatory enquiry

18.	Except as Disclosed, since 30 June 2017:

(a)	no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider Sky Group which is material in the context of the Wider Sky Group taken as a whole;

(b)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Sky Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the Wider Sky Group having been instituted announced or threatened by or against or remaining outstanding in respect of any member of the Wider Sky Group which is material in the context of the Wider Sky Group taken as a whole;

(c)	no contingent or other liability having arisen or become apparent to Comcast which would be likely to materially and adversely affect any member of the Wider Sky Group, taken as a whole; and

(d)	no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Sky Group which is necessary for the proper carrying on of its business.

No discovery of certain matters

19.	Save as Disclosed, Comcast not having discovered:

(a)	that any financial, business or other information concerning the Wider Sky Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Sky Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not materially misleading;

(b)	that any member of the Wider Sky Group partnership, company or other entity in which any member of the Wider Sky Group has a significant economic interest and which is not a subsidiary undertaking of Sky is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of Sky for the year ended 30 June 2017; or

(c)	any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Sky Group and which is material in the context of the Wider Sky Group.

20.	Comcast not having discovered that:

(a)	any past or present member of the Wider Sky Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider Sky Group;

(b)	there is, or is likely to be, for that or any other reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Sky Group to make good, repair, reinstate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Sky Group, under any environmental legislation, regulation, notice, circular or order of any government, governmental, quasi-governmental, state or local government, supranational, statutory or other regulatory body, agency, court, association or any other person or body in any jurisdiction.

Anti-corruption, sanctions and criminal property

21.	Save as Disclosed, Comcast not having discovered that:

(a)	(i) any past or present member, director, officer or employee of the Wider Sky Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation or (ii) any person that performs or has performed services for or on behalf of the Wider Sky Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation; or

(b)	any asset of any member of the Wider Sky Group constitutes criminal property as defined by Section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); or

(c)	any past or present member, director, officer or employee of the Sky Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (i) any government, entity or individual in respect of which U.S. or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S. or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HM Treasury in the UK; or (ii) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states; or

(d)	any member of the Sky Group is or has been engaged in any transaction which would cause Comcast to be in breach of any law or regulation upon Comcast’s acquisition of Sky, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury in the UK, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states.

Part 2      Waiver and Invocation of the Pre-Conditions and Conditions

Comcast reserves the right to waive, in whole or in part, all or any of the Pre-Conditions in Appendix I of this Announcement or the Conditions in Part 1 above, except for Condition 1 (Acceptance Condition) and Condition 11 (FCA Regulatory Condition) which cannot be waived. Once the Pre-Conditions have been satisfied (or waived, as applicable), the Acquisition will be subject to the satisfaction (or waiver, if permitted) of the Conditions in Part 1 above, and to certain further terms set out in Part 3 below, and to the full terms and conditions which will be set out in the Offer Document and the Form of Acceptance. In the event that any or all of the Pre-Conditions are waived (rather than satisfied), they will remain as Conditions to the Acquisition, such Conditions being substantially in the form set out in paragraphs 2, 3, 5 and 6 (inclusive) of Part 1 of Appendix II to this Announcement.

The Acquisition shall lapse unless all of the Conditions have been fulfilled or, where permitted, waived or, where appropriate, have been determined by Comcast to be or remain satisfied, by midnight (London time) on the 21st day after the later of (i) the first closing date of the Offer; and (ii) the date on which the Offer becomes or is declared unconditional as to acceptances (or, in each case, such later date as Comcast may determine, with the consent of the Panel).

Comcast shall be under no obligation to waive or treat as satisfied any of the Pre-Conditions or Conditions which are capable of waiver by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Pre-Conditions or Conditions to the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Pre-Conditions or Conditions may not be capable of fulfilment.

If the Pre-Condition set out in:

1.	paragraph 1 or 3 (European Commission or CMA clearance) is waived, the Offer will lapse if: (i) after the point at which the Pre-Condition is waived, the European

Commission either initiates Phase 2 proceedings in respect of the Acquisition; or (ii) the European Commission makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Regulation and, after the point at which the Pre-Condition is waived, the CMA then initiates a Phase 2 CMA Reference in respect of the Acquisition; and

2.	paragraphs 2 or 4 (Secretary of State clearance) is waived, the Offer will lapse if, after the point at which the Pre-Condition is waived, a Phase 2 CMA Reference is initiated in respect of the Acquisition, in each case before the later of 1.00pm on the first closing date of the Offer as specified in the Offer Document or the date when the Offer becomes or is declared unconditional as to acceptances.

If Comcast is required by the Panel to make an offer for Sky Shares under the provisions of Rule 9 of the City Code, Comcast may make such alterations to the Pre-Conditions and Conditions as are necessary to comply with the provisions of that Rule.

Part 3      Certain further terms of the Acquisition

The availability of the Acquisition to persons not resident in the UK may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the UK should inform themselves about, and observe, any applicable requirements. Sky Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Acquisition will be governed by English law and be subject to the jurisdiction of the English courts and to the Pre-Conditions, Conditions and terms set out in this Announcement and in due course in the formal Offer Document and the Form of Acceptance. The Acquisition will comply with the applicable rules and regulations of the Financial Conduct Authority and the London Stock Exchange and the City Code.

Each of the Pre-Conditions and Conditions shall be regarded as a separate Pre-Condition or Condition, as applicable, and shall not be limited by reference to any other Pre-Condition or Condition.

If the Acquisition lapses for any reason, the Acquisition will cease to be capable of further acceptance, and Comcast and accepting Sky Shareholders will cease to be bound by acceptances of the Acquisition delivered on or before the time when the Acquisition lapses.

Sky Shares which will be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

If any dividend, and/or other distribution and/or other return of capital is announced, declared, paid or becomes payable in respect of the Sky Shares on or after the date of this Announcement and prior to the date on which Comcast (or its nominee) is entered into the register of members of Sky following the Effective Date, other than the Final Dividend (as defined below), Comcast reserves the right to reduce the Cash Consideration by some or all of the amount of any such dividend (or other distribution or return of capital), provided that, for the avoidance of doubt, to the extent that any Final Dividend exceeds 21.8p per Sky Share, Comcast shall have the right to reduce the amount of the Cash Consideration by some or all of the amount of such excess (and not by the full amount of such final dividend), and in which case the relevant eligible Sky Shareholder will be entitled to receive and retain such dividend and/or distribution and/or return of capital. In such case, any reference in this Announcement or the Offer Document to the Cash Consideration

for the Sky Shares will be deemed to be a reference to the Cash Consideration as so reduced. To the extent that such a dividend and/or distribution and/or other return of capital is declared, made or paid and is or shall be: (i) transferred pursuant to the Acquisition on a basis which entitles Comcast to receive the dividend or distribution or return of capital and to retain it; or (ii) cancelled, the Cash Consideration payable shall not be subject to change in accordance with this paragraph. For these purposes, “Final Dividend” means any final dividend in respect of the financial year ended 30 June 2018 up to an amount of 21.8p per Sky Share which is declared and paid prior to the Effective Date.

Appendix III

sky share plans

1.	Appropriate Proposals

1.1	Subject to applicable confidentiality, legal and regulatory requirements, Comcast intends to request from Sky such details in relation to the Sky Share Plans as Comcast may reasonably require in order to make appropriate proposals to the participants in the Sky Share Plans, as provided for in Rule 15 of the City Code (the “Proposals”), including the proposals as set out in paragraphs 2.2 and 3 to 5 of this Appendix III below. Comcast intends that the Proposals will take the form of a joint proposal from Sky and Comcast to participants in the Sky Share Plans.

2.	Treatment of Share Plans

2.1	Comcast acknowledges that where any of the Sky Share Plans provides for the exercise of discretion (including in respect of performance measures), the exercise of any such discretion shall be a matter solely for the Sky Remuneration Committee. However, Comcast’s intention is that the treatment of options under the Sky Share Plans shall be as set out in paragraphs 2.2 and 3 to 5 of this Appendix III below.

Sky Long-Term Incentive Plans (including the Co-Investment Plans)

2.2	Comcast notes Sky’s stated intention that, should the 21CF Offer complete before the end of any applicable performance period, it will satisfy options outstanding under the Sky 2008 Long-Term Incentive Plan and the Sky Management Long-Term Incentive Plan on a time pro-rated basis with no performance conditions attached and options granted following the announcement of the 21CF Offer will be cash-settled. Comcast accordingly intends the Proposals to provide that, to the extent possible and/or applicable, options under the Sky 2008 Long-Term Incentive Plan and the Sky Management Long-Term Incentive Plan will become exercisable immediately on the Effective Date and remain exercisable for three months from the Effective Date (or such other period as may be specified in the rules of the scheme), options which vest and are exercised as a result of the Offer and in accordance with the Proposals set out below, are satisfied on a cash-settled, time pro-rated basis with no performance conditions attached.

3.	UK Sharesave Schemes

3.1	The Proposals to participants in the Sky Sharesave Scheme and the Sky 2013 Sharesave Scheme will take the form of participants’ options becoming exercisable immediately on the Effective Date, with such options remaining exercisable for six months from the Effective Date (or such other period as may be specified in the rules of the scheme), to the extent of the participants’ accrued savings and interest (if any) under the linked savings arrangements.

Compensation payment

3.2	Comcast agrees that Sky may make an additional payment to each participant in the Sky Sharesave Scheme and the Sky 2013 Sharesave Scheme (provided that such participants exercise their options as a result of the Offer to the fullest extent possible, with the result that the remainder of their options lapse) equal to (i) the difference between the Cash Consideration per Sky Share and the exercise price per share of the participant’s option; multiplied by (ii) the number of Sky Shares under the proportion of the option which lapses. The payment will be made subject to deduction and withholding for income tax and social security (or similar) contributions arising in respect of such payment.

Exchange of options

3.3	Comcast agrees to work with Sky to determine the extent to which participants holding options under the Sky Sharesave Scheme and the Sky 2013 Sharesave Scheme shall be offered the ability, as of the Effective Date, to exchange such options for equivalent options over Comcast shares. The number of Comcast shares that would be obtainable under any such replacement option would have equivalent value to the Sky Shares obtainable under the existing option.

4.	Irish Sharesave Schemes

4.1	The Proposals to participants in the Sky 2005 Irish Sharesave Scheme and the Sky 2016 Irish Sharesave Scheme will take the form of participants’ options becoming exercisable on the Effective Date, with such options remaining exercisable for six months from the Effective Date (or such other period as may be specified in the rules of the scheme), to the extent of the participants’ accrued savings and interest (if any) under the linked savings arrangements.

Compensation payment

4.2	Comcast agrees that Sky may make an additional payment to each participant in the Sky 2005 Irish Sharesave Scheme and the Sky 2016 Irish Sharesave Scheme (provided that such participants exercise their options as a result of the Offer to the fullest extent possible, with the result that the remainder of their options lapse) equal to (i) the difference between the Cash Consideration per Sky Share and the exercise price per share of the participant’s option; multiplied by (ii) the number of Sky Shares under the proportion of the option which lapses. The payment will be made subject to deduction and withholding for income tax and social security (or similar) contributions arising in respect of such payment.

Exchange of options

4.3	Comcast agrees to work with Sky to determine the extent to which participants holding options under the Sky 2005 Irish Sharesave Scheme and the Sky 2016 Irish Sharesave Scheme shall be offered the ability, as of the Effective Date, to exchange such options for equivalent options over Comcast shares. The number of Comcast shares that would be obtainable under any such replacement option would have equivalent value to the Sky Shares obtainable under the existing option.

5.	International Sharesave Scheme

5.1	The Proposals to participants in the Sky 2015 International Sharesave Scheme will take the form of participants’ options becoming exercisable immediately upon the Effective Date, with such options remaining exercisable for six months from the Effective Date (or such other period as may be specified in the rules of the scheme), to the extent of the participants’ accrued savings under the linked savings arrangements. Comcast proposes that options under the Sky 2015 International Sharesave Scheme which are exercised in connection with the Offer, to the extent possible, are cash-settled.

Compensation payment

5.2	Comcast agrees that Sky may make an additional payment to each participant in the Sky 2015 International Sharesave Scheme (provided that such participants exercise their options as a result of the Offer to the fullest extent possible, with the result that the remainder of their options lapse) equal to (i) the difference between the Cash Consideration per Sky Share and the exercise price per share of the participant’s option; multiplied by (ii) the number of Sky Shares under the proportion of the option which lapses. The payment will be made subject to deduction and withholding for income tax and social security (or similar) contributions arising in respect of such payment.

6.	Employee Trust

6.1	Comcast agrees that Sky may recommend to the trustee of the Sky Employee Share Ownership Plan that the trustee will, in priority to the issue of Sky Shares by Sky, use the Sky Shares comprised in the trust fund to satisfy any exercise of options which occur following the date of this Announcement.

6.2	In light of Comcast’s proposals in paragraphs 2.2 and 5.1 to cash settle options which are exercised in connection with the Offer to the extent possible, Sky has agreed that the trustee of the Sky Employee Share Ownership Plan will not be required to purchase any further Sky Shares.

Appendix IV

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this Announcement, unless otherwise stated, or the context otherwise requires, the following bases and sources have been used:

1.	The historical financial information relating to the Sky Group has been extracted or derived (without material adjustment) from the Annual Report for Sky for the financial year ended 30 June 2017, the interim results for the six months ended 31 December 2017 and the interim results for the six months ended 31 December 2016.

2.	The historical financial information relating to the Comcast Group has been extracted or derived (without material adjustment) from the Annual Report for Comcast for the year ended 31 December 2017, and from Comcast’s internal records.

3.	The synergy estimates are unaudited and are based on analysis by Comcast’s management and on Comcast’s internal records.

4.	Other information relating to the Sky Group and the Comcast Group has been extracted or derived (without material adjustment) from public sources (except for paragraphs 5 and 6 of this Appendix IV).

5.	Information provided by Sky states that, as at the close of business on 24 April 2018 (being the last Business Day prior to the date of this Announcement), Sky had in issue 1,719,017,230 ordinary shares, of which 1,162,577 are held in ESOP.

6.	Any reference to the fully diluted share capital of Sky is based on:

(a)	the 1,719,017,230 Sky Shares referred to in paragraph 5 above; and

(b)	39,712,771 Sky Shares which may be issued on or after the date of this Announcement on the exercise of options or vesting of awards under the Sky Share Plans and net of the shares in ESOP.

7.	Any reference to the value of the fully diluted share capital of Sky is based on the price of £12.50 per Sky Share.

8.	Unless otherwise stated, all prices and Closing Prices for Sky Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List (SEDOL).

9.	Pro-forma financial metrics, including Comcast’s synergy estimates, assume the acquisition of 100 per cent. of the Sky Shares.

Appendix V

DEFINITIONS

“21CF Co-operation Agreement”	means the agreement entered into on 15 December 2016 between 21st Century Fox and Sky and relating, amongst other things, to the implementation of the 21CF Offer;

“21CF Offer”	means the pre-conditional offer by 21st Century Fox for the fully diluted share capital of Sky which 21st Century Fox and its affiliates do not own at an offer price of £10.75 for each Sky Share;

“21st Century Fox”	means Twenty-First Century Fox, Inc., a company incorporated in Delaware with registered office in 1211 Avenue of the Americas, New York, New York 10036;

“Acquisition”	means the proposed acquisition by Comcast (or its nominee(s), a wholly owned subsidiary of Comcast) of the entire issued and to be issued share capital of Sky, to be implemented by means of the Offer as described in this Announcement and to be set out in the Offer Document;

“Adjusted EBITDA”	means the net income attributable to NBCUniversal before net income attributable to non-controlling interests and redeemable subsidiary preferred stock, income tax benefit (expense), investment and other income (loss), net, interest expense, depreciation and amortisation expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, NBCUniversal may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance;

“ADR”	means an American Depositary Receipt created pursuant to the deposit agreement between Sky and BNY dated 9 December 2002 and as amended and restated as of 28 May 2010 and trading on the over-the-counter market in the U.S.;

“affiliates”	means in relation to a party, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party, and for these purposes a party shall be deemed to control a person if such party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the person, whether through the ownership of over 50 per cent. of the voting securities or the right to appoint over 50 per cent. of the relevant board of directors by contract or otherwise;

“Announcement”	means this announcement made pursuant to Rule 2.7 of the City Code;

“associated undertaking”	has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of

Schedule 6 to those Regulations which shall be excluded for this purpose;

“BNY”	means the Bank of New York Mellon;

“Business Day”	means a day, (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York;

“Cash Consideration”	means the cash amount of £12.50 payable by Comcast under the Acquisition in respect of each Sky Share, as adjusted in accordance with the terms of the Acquisition as set out in this Announcement;

“CAT”	means the Competition Appeal Tribunal;

“City Code”	means the City Code on Takeovers and Mergers;

“Closing Price”	means the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange;

“CMA”	means the Competition and Markets Authority;

“Comcast”	means Comcast Corporation, a company incorporated in Pennsylvania with registered office in One Comcast Center, Philadelphia, PA 19103;

“Comcast Group”	means Comcast and its subsidiaries and subsidiary undertakings from time to time;

“Companies Act”	means the Companies Act 2006;

“Conditions”	means the conditions to the Acquisition set out in Part 1 of Appendix II, to this Announcement;

“Confidentiality Agreement”	means the confidentiality agreement entered into between Sky and Comcast, effective 6 March 2018;

“Disclosed”	means the information which has been fairly disclosed (i) in the Annual Report and Accounts for Sky for the year ended 30 June 2017 or Sky’s interim results for the six months ended 31 December 2017, (ii) in any public announcement by Sky prior to the date of this Announcement by way of any Regulatory Information Service (including information the availability of which has been announced by way of any Regulatory Information Service), or (iii) in this Announcement;

“Effective Date”	means the date on which such Offer becomes or is declared unconditional in all respects;

“Enlarged Group”	means enlarged group following completion of the Acquisition, comprising the Comcast Group and the Sky Group;

“ESOP”	means the Sky Employee Share Ownership Plan, a trust which was established to satisfy awards made to participants of Sky’s employee share plans;

“EU Merger Regulation”	means Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings;

“FCA”	means the Financial Conduct Authority;

“Form of Acceptance”	means the form of acceptance to accept the Offer;

“FSMA”	means the Financial Services and Markets Act 2000;

“London Stock Exchange”	means London Stock Exchange plc;

“Ofcom”	means the UK Office of Communications;

“Offer”	means the offer to be made by or on behalf of Comcast, or an affiliate thereof, to acquire the entire issued and to be issued share capital of Sky including, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

“Offer Document”	means the document to be dispatched to Sky Shareholders containing (among other things) the terms and conditions of the Offer;

“Offer Period”	means the period commencing on 27 February 2018 and ending on the earlier of the date on which the Offer becomes or has been declared unconditional as to acceptances and/or the date on which the Offer lapses or is withdrawn (or such other date as the Panel may decide);

“Official List”	means the official list maintained by the UK Listing Authority pursuant to Part 6 of FSMA;

“Opening Position Disclosure”	means an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position, as defined in Rule 8 of the City Code;

“Overseas Shareholders”	means Sky Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the UK;

“Panel”	means the UK Panel on Takeovers and Mergers;

“Phase 2 CMA Reference”	means a reference to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013;

“Post-Offer Undertaking”	the post-offer undertakings intended to be given by Comcast and Sky described in paragraph 5(A) of this Announcement;

“Pre-Conditions”	means the pre-conditions to the Acquisition, as set out in Appendix I;

“Regulation”	means the Council Regulation (EC) 139/2004 (as amended);

“Relevant Authority”	means any central bank, ministry, governmental, quasigovernmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction;

“Restricted Jurisdiction”	means any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Sky Shareholders in that jurisdiction;

“Secretary of State”	has the meaning given to it in the Enterprise Act 2002;

“significant interest”	means a direct or indirect interest in ten per cent. or more of the equity share capital (as defined in the Companies Act);

“Sky”	means Sky plc, incorporated in England and Wales with registered number 02247735;

“Sky ADR Holders”	means the holders of Sky ADRs;

“Sky ADRs”	means the ADRs each evidencing four Sky Shares in the capital of Sky;

“Sky Group”	means Sky and its subsidiaries and subsidiary undertakings (unless otherwise stated);

“Sky Independent Committee”	means the committee of independent directors of Sky formed in connection with the 21CF Offer announced on 15 December 2016 and at the time of this Announcement comprising six independent non-executive directors, Martin Gilbert (Deputy Chairman), Andrew Sukawaty (Senior Independent Director), Tracy Clark, Adine Grate, Matthieu Pigasse and Katrin Wehr-Seiter, and two executive directors, Jeremy Darroch and Andrew Griffith;

“Sky News Board”	means the editorial board of Sky News to be established no later than three months after the Effective Date, as described in paragraph 5(A)(d) of this Announcement;

“Sky Shareholders”	means the holders of Sky Shares from time to time;

“Sky Share Plans”	means the Sky 2008 Long-Term Incentive Plan (incorporating the Co-Investment Plan), the Sky Management Long-Term Incentive Plan (incorporating the Management Co-Investment Plan) and the Sky Sharesave Schemes;

“Sky Shares”	means the ordinary shares of 50 pence each in the capital of Sky;

“Sky Sharesave Schemes”	means the Sky Sharesave Scheme, the Sky 2013 Sharesave Scheme, the Sky 2005 Irish Sharesave Scheme, the Sky 2016

Irish Sharesave Scheme and the Sky 2015 International Sharesave Scheme;

“subsidiary”	has the meaning given in Section 1159 of the Companies Act;

“subsidiary undertaking”	has the meaning given to it in Section 1162 of the Companies Act;

“UK” or “United Kingdom”	means the United Kingdom of Great Britain and Northern Ireland;

“UK Listing Authority”	means the FCA as the authority for listing in the UK when it is exercising its powers under Part 6 of FSMA;

“undertaking”	has the meaning given to it in Section 1161 of the Companies Act;

“U.S.”	means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“Wider Comcast Group”	means Comcast and its subsidiary undertakings, associated undertakings and any other undertaking in which Comcast and/or such undertakings (aggregating their interests) have a significant interest; and

“Wider Sky Group”	means Sky and its subsidiary undertakings, associated undertakings and any other undertaking in which Sky and/or such undertakings (aggregating their interests) have a significant interest.

All references to GBP, pence, Sterling, Pounds sterling, p or £ are to the lawful currency of the United Kingdom. All references to USD, dollar or $ are to the lawful currency of the United States of America.

All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

All the times referred to in this Announcement are London times unless otherwise stated. References to the singular include the plural and vice versa.